COMERICA REPORTS SECOND QUARTER 2012 NET INCOME OF $144 MILLION
Earnings Per Share 73 Cents, Up 11 Percent from First Quarter 2012
Average Total Loan Growth Continues - Driven by a $1.2 Billion,
5 Percent Increase in Commercial Loans
Strong Capital Supports Shareholder Return of 81 Percent of Second Quarter 2012 Net Income
DALLAS/July 17, 2012 -- Comerica Incorporated (NYSE: CMA) today reported second quarter 2012 net income of $144 million, an increase of $14 million compared to $130 million for the first quarter 2012. Earnings per fully diluted share of 73 cents increased 7 cents, or 11 percent, compared to 66 cents for the first quarter 2012.

(dollar amounts in millions, except per share data)	2nd Qtr '12		1st Qtr '12	2nd Qtr '11
Net interest income	$435		$443	$391
Provision for credit losses	19		22	45
Noninterest income	211		206	202
Noninterest expenses	433	(a)	449	411	(a)
Provision for income taxes	50		48	41

Net income	144		130	96

Net income attributable to common shares	142		129	95

Diluted income per common share	0.73		0.66	0.53

Average diluted shares (in millions)	194		196	178

Tier 1 common capital ratio (c)	10.32%	(b)	10.27%	10.53%
Tangible common equity ratio (c)	10.27		10.21	10.90

(a)
Included restructuring expenses of $8 million ($5 million, after tax) and $5 million ($3 million, after tax) in the second quarter 2012 and 2011, respectively, associated with the acquisition of Sterling Bancshares, Inc. on July 28, 2011.

(b)	June 30, 2012 ratio is estimated.

(c)	See Reconciliation of Non-GAAP Financial Measures.

"Our second quarter results reflect our focus on the bottom line in this slow growing national economy," said Ralph W. Babb Jr., chairman and chief executive officer. "Loans continued to grow, with average loans up $959 million, or 2 percent, compared to the first quarter, primarily reflecting an increase of $1.2 billion, or 5 percent, in commercial loans. This was the eighth consecutive quarter of average commercial loan growth, resulting in a 20 percent year-over-year increase, including our acquisition of Sterling Bancshares last July. The increase in average commercial loans in the second quarter was broad-based, primarily driven by increases in National Dealer Services, Global Corporate Banking, Middle Market Banking and Energy. As expected, this was partially offset by the continued decline in commercial real estate loans.
"Deposits continued to grow, credit quality remained solid, and we maintained our tight control of expenses.
"Our capital position remains a source of strength to support our future growth. We repurchased 2.9 million shares under our share repurchase program in the second quarter of 2012. In April, our Board of Directors increased the quarterly cash dividend 50 percent, to 15 cents per share. The combined share buyback and dividend returned 81 percent of second quarter net income to shareholders. We also have carefully reviewed the Basel III regulatory capital framework and believe that, on a fully phased-in pro forma basis, we are well above the proposed capital levels.
"Our consistent, conservative, relationship-focused approach to banking is making a positive difference for us and our customers."

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COMERICA REPORTS SECOND QUARTER 2012 NET INCOME OF $144 MILLION - 2

Second Quarter 2012 Highlights Compared to First Quarter 2012

•	Net income of $144 million, or 73 cents per fully diluted share, increased 11 percent compared to first quarter 2012.

•
Average total loans increased $959 million, or 2 percent, primarily reflecting an increase of $1.2 billion, or 5 percent, in commercial loans, partially offset by a decrease of $252 million, or 2 percent, in commercial real estate loans (commercial mortgage and real estate construction loans). The increase in commercial loans was broad-based, primarily driven by increases in National Dealer Services, Global Corporate Banking, Middle Market Banking and Energy.

•
Period-end total loans increased $980 million, or 2 percent, from March 31, 2012 to June 30, 2012, primarily reflecting an increase of $1.4 billion, or 5 percent, in commercial loans, partially offset by a $314 million, or 3 percent, decrease in commercial real estate loans. The increase in period-end commercial loans was primarily driven by increases in Mortgage Banker Finance, National Dealer Services, Global Corporate Banking, Technology and Life Sciences, and Energy.

•	Average total deposits increased $368 million, or 1 percent, primarily reflecting an increase of $491 million, or 2 percent, in noninterest-bearing deposits.

•
Strong credit quality continued in the second quarter 2012. Nonaccrual loans decreased $111 million, to $719 million at June 30, 2012. Net credit-related charge-offs were stable at $45 million, or 0.42 percent of average loans, in the second quarter 2012. The provision for credit losses was $19 million in the second quarter 2012, compared to $22 million in the first quarter 2012.

•
Noninterest income increased to $211 million in the second quarter 2012, compared to $206 million for the first quarter 2012. The $5 million increase was primarily due to a $5 million annual incentive bonus received in the second quarter 2012 from Comerica's third-party credit card provider.

•
Noninterest expenses decreased $16 million to $433 million in the second quarter 2012, compared to the first quarter 2012. The decrease primarily reflected a $12 million decrease in salaries expense and smaller decreases in several other categories of noninterest expenses, partially offset by a $8 million increase in merger and restructuring charges related to the Sterling acquisition.

•	Comerica repurchased 2.9 million shares of common stock under the share repurchase program and increased the quarterly dividend by 50 percent, to $0.15 per share, in the second quarter 2012.
Net Interest Income

(dollar amounts in millions)	2nd Qtr '12	1st Qtr '12	2nd Qtr '11
Net interest income	$435	$443	$391

Net interest margin	3.10%	3.19%	3.14%

Selected average balances:
Total earning assets	$56,653	$56,186	$50,136
Total investment securities	9,728	9,889	7,407
Total loans	43,228	42,269	39,174

Total deposits	48,679	48,311	41,480
Total noninterest-bearing deposits	20,128	19,637	15,786

•	Net interest income of $435 million in the second quarter 2012 decreased $8 million compared to the first quarter 2012.

◦
Interest earned on loans decreased $3 million in the second quarter 2012. The benefit from an increase in average loans ($8 million) was offset by a decrease in the accretion of the purchase discount on the acquired Sterling loan portfolio ($7 million) and lower loan yields ($4 million). The lower loan yields reflected a shift in the average loan portfolio mix, largely due to the decrease in average commercial real estate loans and the increase in lower yielding, higher credit quality commercial loans. Accretion of the purchase discount on the acquired Sterling loan portfolio was $18 million in the second quarter 2012, compared to $25 million in the first quarter 2012. For the remainder of 2012, $20 million to $25 million of accretion is expected to be recognized.

◦
Interest earned on investment securities available-for-sale decreased $5 million, primarily as a result of accelerated premium amortization ($3 million), as well as lower reinvestment yields and a decrease in mortgage-backed investment securities ($2 million).

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COMERICA REPORTS SECOND QUARTER 2012 NET INCOME OF $144 MILLION - 3

•
Average earning assets increased $467 million in the second quarter 2012, compared to the first quarter 2012, primarily reflecting increases of $959 million in average loans, partially offset by decreases of $336 million in average Federal Reserve Bank deposits and $161 million in average investment securities available-for-sale.

•
Average deposits increased $368 million in the second quarter 2012, compared to the first quarter 2012, primarily due to a $491 million increase in average noninterest-bearing deposits, partially offset by a decrease in money market and interest-bearing checking accounts.

Noninterest Income
Noninterest income increased $5 million, to $211 million for the second quarter 2012. The increase primarily resulted from a $5 million annual incentive bonus received in the second quarter 2012 from Comerica's third party credit card provider, a $3 million increase in customer-driven fee income and a $3 million increase in net income from principal investing and warrants. Customer-driven fee income increased in the second quarter 2012, primarily due to a $5 million increase in customer derivative income, partially offset by a $3 million decrease in service charges on deposit accounts. Deferred compensation asset returns decreased $7 million in the second quarter 2012, compared to the first quarter 2012. The decrease in deferred compensation asset returns in noninterest income is offset by a decrease in deferred compensation plan expense in noninterest expenses.
Noninterest Expenses
Noninterest expenses totaled $433 million in the second quarter 2012, a decrease of $16 million compared to $449 million in the first quarter 2012. The decrease in noninterest expenses was primarily due to a decrease in salaries expense of $12 million, a $4 million decrease in other real estate expense, a $3 million decrease in litigation-related expense and smaller decreases in several other categories of noninterest expenses, partially offset by an increase in merger and restructuring charges of $8 million. The decrease in salaries expense primarily resulted from a $7 million decrease in deferred compensation plan expense and $5 million of stock grants expensed in the first quarter 2012. Restructuring charges of approximately $25 million to $30 million are expected to be incurred for the remainder of 2012.
Credit Quality

(dollar amounts in millions)	2nd Qtr '12	1st Qtr '12	2nd Qtr '11
Net credit-related charge-offs	$45	$45	$90
Net credit-related charge-offs/Average total loans	0.42%	0.43%	0.92%

Provision for loan losses	$8	$23	$47
Provision for credit losses on lending-related commitments	11	(1)	(2)
Total provision for credit losses	19	22	45

Nonperforming loans (a)	747	856	974
Nonperforming assets (NPAs) (a)	814	923	1,044
NPAs/Total loans and foreclosed property	1.85%	2.14%	2.66%

Loans past due 90 days or more and still accruing	$43	$50	$64

Allowance for loan losses	667	704	806
Allowance for credit losses on lending-related commitments (b)	36	25	30
Total allowance for credit losses	703	729	836

Allowance for loan losses/Total loans (c)	1.52%	1.64%	2.06%
Allowance for loan losses/Nonperforming loans	89	82	83

(a)	Excludes loans acquired with credit impairment.

(b)	Included in "Accrued expenses and other liabilities" on the consolidated balance sheets.

(c)	Reflects the impact of acquired loans, which were initially recorded at fair value, with no related allowance for loan losses.

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COMERICA REPORTS SECOND QUARTER 2012 NET INCOME OF $144 MILLION - 4

"Credit quality continued to be strong," said Babb. "Net credit-related charge-offs were stable at $45 million, or 42 basis points of total loans. The provision for credit losses decreased $3 million to $19 million. We believe we will continue to see the provision and net charge-offs at or near these levels for the remainder of the year."

•	Net credit-related charge-offs remained stable at $45 million in both the second and first quarter of 2012.

•	The provision for credit losses was $19 million in the second quarter 2012, compared to $22 million in the first quarter 2012.

•
Internal watch list loans continued the downward trend, declining $371 million in the second quarter 2012, to $3.8 billion at June 30, 2012. Nonperforming assets decreased $109 million to $814 million at June 30, 2012.

•	During the second quarter 2012, $47 million of borrower relationships over $2 million were transferred to nonaccrual status, a decrease of $22 million from the first quarter 2012.

•	The allowance for loan losses to total loans ratio was 1.52 percent and 1.64 percent at June 30, 2012 and March 31, 2012, respectively.
Balance Sheet and Capital Management
Total assets and common shareholders' equity were $62.7 billion and $7.0 billion, respectively, at June 30, 2012, compared to $62.6 billion and 7.0 billion, respectively, at March 31, 2012. There were approximately 194 million common shares outstanding at June 30, 2012. Comerica repurchased $88 million of common stock (2.9 million shares) under the share repurchase program during the second quarter 2012. Combined with the increased dividend of $0.15 per share in the second quarter, share repurchases and dividends returned 81 percent of second quarter 2012 net income to shareholders.

In the second quarter 2012, U.S. banking regulators issued proposed rules for the U.S. adoption of the Basel III regulatory capital framework. The proposals narrow the definition of capital, increase the minimum levels of required capital, introduce capital buffers and increase the risk weights for various asset classes. On a fully-phased-in pro forma basis, Comerica is currently estimated to be well above the proposed capital levels.

Comerica's tangible common equity ratio was 10.27% at June 30, 2012, an increase of 6 basis points from March 31, 2012. The estimated Tier 1 common capital ratio increased 5 basis points, to 10.32% at June 30, 2012, from March 31, 2012.
Full-Year 2012 Outlook Compared to Full-Year 2011
For 2012, management expects the following, assuming a continuation of the current economic environment:

•	Average loans increasing 5 percent to 6 percent.

•	Net interest income increasing 3 percent to 5 percent.

•	Net credit-related charge-offs and provision for credit losses declining.

•	Noninterest income increasing 1 percent to 2 percent.

•	Noninterest expenses increasing or decreasing 1 percent.

•	Effective tax rate of approximately 26 percent.

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COMERICA REPORTS SECOND QUARTER 2012 NET INCOME OF $144 MILLION - 5

Business Segments
Comerica's operations are strategically aligned into three major business segments: the Business Bank, the Retail Bank and Wealth Management. The Finance Division is also reported as a segment. The financial results below are based on the internal business unit structure of the Corporation and methodologies in effect at June 30, 2012 and are presented on a fully taxable equivalent (FTE) basis. The accompanying narrative addresses second quarter 2012 results compared to first quarter 2012.
The following table presents net income (loss) by business segment.

(dollar amounts in millions)	2nd Qtr '12		1st Qtr '12		2nd Qtr '11
Business Bank	$210	84%	$206	89%	$176	95%
Retail Bank	19	8	14	6	(3)	(2)
Wealth Management	20	8	11	5	12	7
	249	100%	231	100%	185	100%
Finance	(95)		(92)		(86)
Other (a)	(10)		(9)		(3)
Total	$144		$130		$96
(a) Includes items not directly associated with the three major business segments or the Finance Division.
Business Bank

(dollar amounts in millions)	2nd Qtr '12	1st Qtr '12	2nd Qtr '11
Net interest income (FTE)	$385	$379	$342
Provision for credit losses	12	2	2
Noninterest income	83	81	79
Noninterest expenses	151	158	162
Net income	210	206	176

Net credit-related charge-offs	26	28	54

Selected average balances:
Assets	34,376	33,184	29,893
Loans	33,449	32,238	29,427
Deposits	24,145	23,997	20,396

•	Average loans increased $1.2 billion, primarily due to increases in National Dealer Services, Global Corporate Banking, Middle Market and Energy.

•
Average deposits increased $148 million, primarily due to increases in Technology and Life Sciences and the Financial Services Division, partially offset by declines in Global Corporate Banking and Middle Market.

•	Net interest income increased $6 million, primarily due to higher average loan balances, partially offset by a decrease in accretion on the acquired Sterling loan portfolio.

•	The provision for credit losses increased $10 million, primarily reflecting increases in Technology and Life Sciences and Middle Market, partially offset by a decrease in National Dealer Services.

•
Noninterest expenses decreased $7 million, primarily due to a decrease in net allocated corporate overhead expenses. The decrease in net allocated corporate overhead expense primarily reflected decreases in salaries and incentive expense in overhead departments and smaller decreases in several other categories of overhead expense.

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COMERICA REPORTS SECOND QUARTER 2012 NET INCOME OF $144 MILLION - 6

Retail Bank

(dollar amounts in millions)	2nd Qtr '12	1st Qtr '12	2nd Qtr '11
Net interest income (FTE)	$161	$167	$141
Provision for credit losses	3	4	24
Noninterest income	47	42	46
Noninterest expenses	177	184	162
Net income (loss)	19	14	(3)

Net credit-related charge-offs	9	12	22

Selected average balances:
Assets	5,946	6,173	5,454
Loans	5,250	5,462	4,999
Deposits	20,525	20,373	17,737

•	Average loans declined $212 million, primarily due to a decrease in Small Business Banking.

•	Average deposits increased $152 million, primarily due to an increase in Personal Banking.

•	Net interest income decreased $6 million, primarily due to a decrease in accretion on the acquired Sterling loan portfolio, a decrease in average loan balances and lower loan yields.

•	Noninterest income increased $5 million, primarily due to a $5 million annual incentive bonus received in the second quarter 2012 from Comerica's third-party credit card provider.

•	Noninterest expenses decreased $7 million, primarily due to a decrease in net allocated corporate overhead expenses, for the reasons previously described in the Business Bank section.
Wealth Management

(dollar amounts in millions)	2nd Qtr '12	1st Qtr '12	2nd Qtr '11
Net interest income (FTE)	$46	$47	$48
Provision for credit losses	2	15	14
Noninterest income	66	65	63
Noninterest expenses	79	80	76
Net income	20	11	12

Net credit-related charge-offs	10	5	14

Selected average balances:
Assets	4,604	4,636	4,728
Loans	4,529	4,569	4,748
Deposits	3,640	3,611	2,978

•	Average loans decreased $40 million due to a decrease in Private Banking.

•	Average deposits increased $29 million, primarily due to an increase in Private Banking, partially offset by a decrease in Trust.

•	The provision for credit losses decreased $13 million, primarily due to a decrease in Private Banking in the Midwest market.

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COMERICA REPORTS SECOND QUARTER 2012 NET INCOME OF $144 MILLION - 7

Geographic Market Segments
Comerica also provides market segment results for four primary geographic markets: Midwest, Western, Texas and Florida. In addition to the four primary geographic markets, Other Markets and International are also reported as market segments. The financial results below are based on methodologies in effect at June 30, 2012 and are presented on a fully taxable equivalent (FTE) basis. The accompanying narrative addresses second quarter 2012 results compared to first quarter 2012.
The following table presents net income (loss) by market segment.

(dollar amounts in millions)	2nd Qtr '12		1st Qtr '12		2nd Qtr '11
Midwest	$75	31%	$68	30%	$62	34%
Western	69	27	65	28	50	27
Texas	51	20	49	21	33	18
Florida	(5)	(2)	(1)	—	(5)	(3)
Other Markets	47	19	38	16	30	16
International	12	5	12	5	15	8
	249	100%	231	100%	185	100%
Finance & Other (a)	(105)		(101)		(89)
Total	$144		$130		$96
(a) Includes items not directly associated with the geographic markets.
Midwest Market

(dollar amounts in millions)	2nd Qtr '12	1st Qtr '12	2nd Qtr '11
Net interest income (FTE)	$196	$198	$204
Provision for credit losses	1	11	15
Noninterest income	96	98	100
Noninterest expenses	177	182	183
Net income	75	68	62

Net credit-related charge-offs	10	18	37

Selected average balances:
Assets	14,028	14,095	14,262
Loans	13,766	13,825	14,050
Deposits	19,227	19,415	18,318

•
Average loans decreased $59 million, primarily due to decreases in Small Business Banking, Personal Banking and Middle Market, partially offset by increases in Global Corporate Banking and National Dealer Services.

•
Average deposits decreased $188 million, primarily due to decreases in Global Corporate Banking and the Financial Services Division, partially offset by increases in Personal Banking and Middle Market.

•	The provision for credit losses decreased $10 million, primarily reflecting a decrease in Private Banking.

•	Noninterest expenses decreased $5 million primarily due to lower net allocated corporate overhead expenses, for the reasons previously described in the Business Bank section.

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COMERICA REPORTS SECOND QUARTER 2012 NET INCOME OF $144 MILLION - 8

Western Market

(dollar amounts in millions)	2nd Qtr '12	1st Qtr '12	2nd Qtr '11
Net interest income (FTE)	$177	$171	$166
Provision for credit losses	1	(7)	16
Noninterest income	37	33	37
Noninterest expenses	104	107	112
Net income	69	65	50

Net credit-related charge-offs	12	11	26

Selected average balances:
Assets	13,170	12,623	12,329
Loans	12,920	12,383	12,121
Deposits	14,371	13,897	12,458

•	Average loans increased $537 million, primarily due to increases in National Dealer Services and Middle Market.

•	Average deposits increased $474 million, primarily due to increases in Technology and Life Sciences and the Financial Services Division, partially offset by a decrease in Middle Market.

•	Net interest income increased $6 million, primarily due to an increase in average loan balances.

•	The provision for credit losses increased $8 million, primarily reflecting increases in Middle Market and Technology and Life Sciences, partially offset by a decrease in Small Business Banking.

•	Noninterest income increased $4 million, primarily due to an increase in warrant income.

•	Noninterest expenses decreased $3 million, primarily due to a decrease in net allocated corporate overhead expenses, for the reasons previously described in the Business Bank section.
Texas Market

(dollar amounts in millions)	2nd Qtr '12	1st Qtr '12	2nd Qtr '11
Net interest income (FTE)	$143	$151	$89
Provision for credit losses	7	14	(2)
Noninterest income	31	31	25
Noninterest expenses	88	92	63
Net income	51	49	33

Net credit-related charge-offs	4	7	3

Selected average balances:
Assets	10,270	10,082	7,082
Loans	9,506	9,295	6,872
Deposits	10,185	10,229	6,176

•	Average loans increased $211 million, primarily due to increases in Energy and Middle Market, partially offset by a decrease in Small Business Banking.

•	Average deposits decreased $44 million, primarily reflecting a decrease in Small Business Banking and Energy, partially offset by an increase in Global Corporate Banking.

•
Net interest income decreased $8 million, primarily due to a decrease in accretion on the acquired Sterling loan portfolio and lower loan yields, partially offset by an increase in average loan balances.

•	The provision for credit losses decreased $7 million, primarily due to decreases in Commercial Real Estate and Small Business Banking.

•	Noninterest expense decreased $4 million, primarily due to a decrease in net allocated corporate overhead expenses, for the reasons previously described in the Business Bank section.

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COMERICA REPORTS SECOND QUARTER 2012 NET INCOME OF $144 MILLION - 9

Florida Market

(dollar amounts in millions)	2nd Qtr '12	1st Qtr '12	2nd Qtr '11
Net interest income (FTE)	$11	$10	$12
Provision for credit losses	11	6	12
Noninterest income	4	4	4
Noninterest expenses	11	9	11
Net income	(5)	(1)	(5)

Net credit-related charge-offs	10	2	15

Selected average balances:
Assets	1,407	1,416	1,534
Loans	1,429	1,418	1,565
Deposits	446	424	396

•	Average loans increased $11 million, primarily due to increases in National Dealer Services and Middle Market, partially offset by decreases in Commercial Real Estate and Private Banking.

•	Average deposits increased $22 million, primarily due to increases in Private Banking and the Financial Services Division.

•	The provision for credit losses increased $5 million, primarily due to an increase in Middle Market.

Conference Call and Webcast
Comerica will host a conference call to review second quarter 2012 financial results at 7 a.m. CT Tuesday, July 17, 2012. Interested parties may access the conference call by calling (800) 309-2262 or (706) 679-5261 (event ID No. 90096639). The call and supplemental financial information can also be accessed via Comerica's "Investor Relations" page at www.comerica.com. A telephone replay will be available approximately two hours following the conference call through July 31, 2012. The conference call replay can be accessed by calling (855) 859-2056 or (404) 537-3406 (event ID No. 90096639). A replay of the Webcast can also be accessed via Comerica's “Investor Relations” page at www.comerica.com.
Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three major business segments: The Business Bank, The Retail Bank and Wealth Management. Comerica focuses on relationships and helping people and businesses be successful. In addition to Texas, Comerica Bank locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada and Mexico.
This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Comerica's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as a reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

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COMERICA REPORTS SECOND QUARTER 2012 NET INCOME OF $144 MILLION - 10

Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “contemplates,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “on course,” “trend,” “objective,” “looks forward” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in general economic, political or industry conditions; changes in monetary and fiscal policies, including the interest rate policies of the Federal Reserve Board; volatility and disruptions in global capital and credit markets; changes in Comerica's credit rating; the interdependence of financial service companies; changes in regulation or oversight; unfavorable developments concerning credit quality; the acquisition of Sterling Bancshares, Inc., or any future acquisitions; the effects of more stringent capital or liquidity requirements; declines or other changes in the businesses or industries of Comerica's customers; the implementation of Comerica's strategies and business models, including the implementation of revenue enhancements and efficiency improvements; Comerica's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; operational difficulties, failure of technology infrastructure or information security incidents; changes in the financial markets, including fluctuations in interest rates and their impact on deposit pricing; competitive product and pricing pressures among financial institutions within Comerica's markets; changes in customer behavior; management's ability to maintain and expand customer relationships; management's ability to retain key officers and employees; the impact of legal and regulatory proceedings; the effectiveness of methods of reducing risk exposures; the effects of terrorist activities and other hostilities; the effects of catastrophic events including, but not limited to, hurricanes, tornadoes, earthquakes, fires, droughts and floods; changes in accounting standards and the critical nature of Comerica's accounting policies. Comerica cautions that the foregoing list of factors is not exclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 12 of Comerica's Annual Report on Form 10-K for the year ended December 31, 2011. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contact:	Investor Contacts:
Wayne J. Mielke	Darlene P. Persons
(214) 462-4463	(214) 462-6831

Brittany L. Butler
(214) 462-6834

CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(in millions, except per share data)	2012	2012	2011	2012	2011
PER COMMON SHARE AND COMMON STOCK DATA
Diluted net income	$0.73	$0.66	$0.53	$1.39	$1.10
Cash dividends declared	0.15	0.10	0.10	0.25	0.20
Common shareholders' equity (at period end)	36.18	35.44	34.15
Tangible common equity (at period end) (a)	32.76	32.06	33.28

Average diluted shares (in thousands)	194,487	196,021	177,602	195,254	178,011
KEY RATIOS
Return on average common shareholders' equity	8.22%	7.50%	6.41%	7.86%	6.74%
Return on average assets	0.93	0.84	0.70	0.89	0.73
Tier 1 common capital ratio (a) (b)	10.32	10.27	10.53
Tier 1 risk-based capital ratio (b)	10.32	10.27	10.53
Total risk-based capital ratio (b)	13.82	13.99	14.80
Leverage ratio (b)	10.92	10.94	11.40
Tangible common equity ratio (a)	10.27	10.21	10.90
AVERAGE BALANCES
Commercial loans	$25,983	$24,736	$21,677	$25,359	$21,586
Real estate construction loans:
Commercial Real Estate business line (c)	1,035	1,056	1,486	1,046	1,619
Other business lines (d)	385	397	395	391	410
Total real estate construction loans	1,420	1,453	1,881	1,437	2,029
Commercial mortgage loans:
Commercial Real Estate business line (c)	2,443	2,520	1,912	2,482	1,945
Other business lines (d)	7,540	7,682	7,724	7,611	7,768
Total commercial mortgage loans	9,983	10,202	9,636	10,093	9,713
Lease financing	869	897	958	883	972
International loans	1,265	1,205	1,254	1,235	1,237
Residential mortgage loans	1,487	1,519	1,525	1,503	1,562
Consumer loans	2,221	2,257	2,243	2,239	2,262
Total loans	43,228	42,269	39,174	42,749	39,361

Earning assets	56,653	56,186	50,136	56,419	49,473
Total assets	61,950	61,613	54,517	61,782	54,148
Noninterest-bearing deposits	20,128	19,637	15,786	19,882	15,623
Interest-bearing deposits	28,551	28,674	25,694	28,613	25,418
Total deposits	48,679	48,311	41,480	48,495	41,041

Common shareholders' equity	7,002	6,939	5,972	6,971	5,904
NET INTEREST INCOME
Net interest income (fully taxable equivalent basis)	$435	$444	$392	$879	$788
Fully taxable equivalent adjustment	—	1	1	1	2
Net interest margin (fully taxable equivalent basis)	3.10%	3.19%	3.14%	3.14%	3.19%
CREDIT QUALITY
Nonaccrual loans	$719	$830	$941
Reduced-rate loans	28	26	33
Total nonperforming loans (e)	747	856	974
Foreclosed property	67	67	70
Total nonperforming assets (e)	814	923	1,044

Loans past due 90 days or more and still accruing	43	50	64

Gross loan charge-offs	64	62	125	$126	$248
Loan recoveries	19	17	35	36	57
Net loan charge-offs	45	45	90	90	191

Allowance for loan losses	667	704	806
Allowance for credit losses on lending-related commitments	36	25	30
Total allowance for credit losses	703	729	836

Allowance for loan losses as a percentage of total loans (f)	1.52%	1.64%	2.06%
Net loan charge-offs as a percentage of average total loans (g)	0.42	0.43	0.92	0.42%	0.97%
Nonperforming assets as a percentage of total loans and foreclosed property (e)	1.85	2.14	2.66
Allowance for loan losses as a percentage of total nonperforming loans	89	82	83

(a)	See Reconciliation of Non-GAAP Financial Measures.

(b)	June 30, 2012 ratios are estimated.

(c)	Primarily loans to real estate investors and developers.

(d)	Primarily loans secured by owner-occupied real estate.

(e)	Excludes loans acquired with credit-impairment.

(f)	Reflects the impact of acquired loans, which were initially recorded at fair value with no related allowance for loan losses.

(g)	Lending-related commitment charge-offs were zero in all periods presented.

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	June 30,	March 31,	December 31,	June 30,
(in millions, except share data)	2012	2012	2011	2011
	(unaudited)	(unaudited)		(unaudited)
ASSETS
Cash and due from banks	$1,076	$984	$982	$987

Interest-bearing deposits with banks	3,065	2,976	2,574	2,479
Other short-term investments	170	180	149	124

Investment securities available-for-sale	9,940	10,061	10,104	7,537

Commercial loans	27,016	25,640	24,996	22,052
Real estate construction loans	1,377	1,442	1,533	1,728
Commercial mortgage loans	9,830	10,079	10,264	9,579
Lease financing	858	872	905	949
International loans	1,224	1,256	1,170	1,162
Residential mortgage loans	1,469	1,485	1,526	1,491
Consumer loans	2,218	2,238	2,285	2,232
Total loans	43,992	43,012	42,679	39,193
Less allowance for loan losses	(667)	(704)	(726)	(806)
Net loans	43,325	42,308	41,953	38,387

Premises and equipment	667	670	675	641
Accrued income and other assets	4,407	5,414	4,571	3,986
Total assets	$62,650	$62,593	$61,008	$54,141

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$21,330	$20,741	$19,764	$16,344

Money market and interest-bearing checking deposits	20,008	20,502	20,311	18,033
Savings deposits	1,629	1,586	1,524	1,462
Customer certificates of deposit	6,045	6,145	5,808	5,551
Foreign office time deposits	376	332	348	368
Total interest-bearing deposits	28,058	28,565	27,991	25,414
Total deposits	49,388	49,306	47,755	41,758

Short-term borrowings	83	82	70	67
Accrued expenses and other liabilities	1,409	1,301	1,371	1,072
Medium- and long-term debt	4,742	4,919	4,944	5,206
Total liabilities	55,622	55,608	54,140	48,103

Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares at 6/30/12, 3/31/12 and 12/31/11
and 203,878,110 shares at 6/30/11	1,141	1,141	1,141	1,019
Capital surplus	2,144	2,154	2,170	1,472
Accumulated other comprehensive loss	(301)	(326)	(356)	(308)
Retained earnings	5,744	5,630	5,546	5,395
Less cost of common stock in treasury - 33,889,392 shares at 6/30/12, 31,032,920 shares
at 3/31/12, 30,831,076 shares at 12/31/11 and 27,092,427 shares at 6/30/11	(1,700)	(1,614)	(1,633)	(1,540)
Total shareholders' equity	7,028	6,985	6,868	6,038
Total liabilities and shareholders' equity	$62,650	$62,593	$61,008	$54,141

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share data)	2012	2011	2012	2011
INTEREST INCOME
Interest and fees on loans	$408	$369	$819	$744
Interest on investment securities	59	59	123	116
Interest on short-term investments	3	3	6	5
Total interest income	470	431	948	865
INTEREST EXPENSE
Interest on deposits	18	23	37	45
Interest on medium- and long-term debt	17	17	33	34
Total interest expense	35	40	70	79
Net interest income	435	391	878	786
Provision for credit losses	19	45	41	91
Net interest income after provision for credit losses	416	346	837	695
NONINTEREST INCOME
Service charges on deposit accounts	53	51	109	103
Fiduciary income	39	39	77	78
Commercial lending fees	24	21	49	42
Letter of credit fees	18	18	35	36
Card fees	12	15	23	30
Foreign exchange income	10	10	19	19
Bank-owned life insurance	10	9	20	17
Brokerage fees	5	6	11	12
Net securities gains	6	4	11	6
Other noninterest income	34	29	63	66
Total noninterest income	211	202	417	409
NONINTEREST EXPENSES
Salaries	189	185	390	373
Employee benefits	61	50	121	100
Total salaries and employee benefits	250	235	511	473
Net occupancy expense	40	38	81	78
Equipment expense	16	17	33	32
Outside processing fee expense	26	25	52	49
Software expense	21	20	44	43
Merger and restructuring charges	8	5	8	5
FDIC insurance expense	10	12	20	27
Advertising expense	7	7	14	14
Other real estate expense	—	6	4	14
Other noninterest expenses	55	46	115	94
Total noninterest expenses	433	411	882	829
Income before income taxes	194	137	372	275
Provision for income taxes	50	41	98	76
NET INCOME	144	96	274	199
Less income allocated to participating securities	2	1	3	2
Net income attributable to common shares	$142	$95	$271	$197
Earnings per common share:
Basic	$0.73	$0.54	$1.39	$1.12
Diluted	0.73	0.53	1.39	1.10

Comprehensive income	169	170	329	280

Cash dividends declared on common stock	29	18	49	35
Cash dividends declared per common share	0.15	0.10	0.25	0.20

CONSOLIDATED QUARTERLY STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Second	First	Fourth	Third	Second	Second Quarter 2012 Compared To:
	Quarter	Quarter	Quarter	Quarter	Quarter	First Quarter 2012		Second Quarter 2011
(in millions, except per share data)	2012	2012	2011	2011	2011	Amount	Percent	Amount	Percent
INTEREST INCOME
Interest and fees on loans	$408	$411	$415	$405	$369	$(3)	(1)%	$39	10%
Interest on investment securities	59	64	63	54	59	(5)	(7)	—	1
Interest on short-term investments	3	3	3	4	3	—	(11)	—	10
Total interest income	470	478	481	463	431	(8)	(2)	39	9
INTEREST EXPENSE
Interest on deposits	18	19	21	24	23	(1)	(5)	(5)	(21)
Interest on medium- and long-term debt	17	16	16	16	17	1	3	—	(3)
Total interest expense	35	35	37	40	40	—	(1)	(5)	(13)
Net interest income	435	443	444	423	391	(8)	(2)	44	11
Provision for credit losses	19	22	18	35	45	(3)	(11)	(26)	(57)
Net interest income after provision for credit losses	416	421	426	388	346	(5)	(2)	70	20
NONINTEREST INCOME
Service charges on deposit accounts	53	56	52	53	51	(3)	(3)	2	6
Fiduciary income	39	38	36	37	39	1	3	—	—
Commercial lending fees	24	25	23	22	21	(1)	(3)	3	13
Letter of credit fees	18	17	18	19	18	1	1	—	(5)
Card fees	12	11	11	17	15	1	4	(3)	(26)
Foreign exchange income	10	9	10	11	10	1	2	—	1
Bank-owned life insurance	10	10	10	10	9	—	2	1	17
Brokerage fees	5	6	5	5	6	(1)	(10)	(1)	(11)
Net securities gains (losses)	6	5	(4)	12	4	1	27	2	50
Other noninterest income	34	29	21	15	29	5	16	5	18
Total noninterest income	211	206	182	201	202	5	2	9	4
NONINTEREST EXPENSES
Salaries	189	201	205	192	185	(12)	(6)	4	2
Employee benefits	61	60	52	53	50	1	2	11	21
Total salaries and employee benefits	250	261	257	245	235	(11)	(4)	15	6
Net occupancy expense	40	41	47	44	38	(1)	(4)	2	2
Equipment expense	16	17	17	17	17	(1)	(3)	(1)	—
Outside processing fee expense	26	26	27	25	25	—	2	1	6
Software expense	21	23	23	22	20	(2)	(5)	1	4
Merger and restructuring charges	8	—	37	33	5	8	N/M	3	37
FDIC insurance expense	10	10	8	8	12	—	(8)	(2)	(25)
Advertising expense	7	7	7	7	7	—	—	—	—
Other real estate expense	—	4	3	5	6	(4)	(76)	(6)	(84)
Other noninterest expenses	55	60	53	57	46	(5)	(10)	9	20
Total noninterest expenses	433	449	479	463	411	(16)	(4)	22	5
Income before income taxes	194	178	129	126	137	16	9	57	42
Provision for income taxes	50	48	33	28	41	2	5	9	21
NET INCOME	144	130	96	98	96	14	11	48	50
Less income allocated to participating securities	2	1	1	1	1	1	7	1	52
Net income attributable to common shares	$142	$129	$95	$97	$95	$13	11%	$47	50%
Earnings per common share:
Basic	$0.73	$0.66	$0.48	$0.51	$0.54	$0.07	11%	$0.19	35%
Diluted	0.73	0.66	0.48	0.51	0.53	0.07	11	0.20	38

Comprehensive income (loss)	169	160	(30)	176	170	9	5	(1)	(1)

Cash dividends declared on common stock	29	20	20	20	18	9	49	11	65
Cash dividends declared per common share	0.15	0.10	0.10	0.10	0.10	0.05	50	0.05	50
N/M - Not Meaningful

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES (unaudited)
Comerica Incorporated and Subsidiaries

	2012		2011
(in millions)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr

Balance at beginning of period	$704	$726	$767	$806	$849

Loan charge-offs:
Commercial	26	25	28	33	66
Real estate construction:
Commercial Real Estate business line (a)	2	2	4	11	12
Other business lines (b)	1	—	1	—	—
Total real estate construction	3	2	5	11	12
Commercial mortgage:
Commercial Real Estate business line (a)	16	13	17	12	8
Other business lines (b)	11	13	24	21	23
Total commercial mortgage	27	26	41	33	31
International	—	2	2	—	—
Residential mortgage	3	2	2	4	7
Consumer	5	5	7	9	9
Total loan charge-offs	64	62	85	90	125

Recoveries on loans previously charged-off:
Commercial	10	9	11	5	13
Real estate construction	1	1	4	3	5
Commercial mortgage	4	3	9	3	5
Lease financing	—	—	—	—	6
International	—	1	—	—	4
Residential mortgage	—	1	—	1	1
Consumer	4	2	1	1	1
Total recoveries	19	17	25	13	35
Net loan charge-offs	45	45	60	77	90
Provision for loan losses	8	23	19	38	47
Balance at end of period	$667	$704	$726	$767	$806

Allowance for loan losses as a percentage of total loans (c)	1.52%	1.64%	1.70%	1.86%	2.06%

Net loan charge-offs as a percentage of average total loans	0.42	0.43	0.57	0.77	0.92

(a)	Primarily charge-offs of loans to real estate investors and developers.

(b)	Primarily charge-offs of loans secured by owner-occupied real estate.

(c)	Reflects the impact of acquired loans, which were initially recorded at fair value with no related allowance for loan losses.

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES ON LENDING-RELATED COMMITMENTS (unaudited)
Comerica Incorporated and Subsidiaries

	2012		2011
(in millions)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr

Balance at beginning of period	$25	$26	$27	$30	$32
Add: Provision for credit losses on lending-related commitments	11	(1)	(1)	(3)	(2)
Balance at end of period	$36	$25	$26	$27	$30

Unfunded lending-related commitments sold	$—	$—	$—	$—	$3

NONPERFORMING ASSETS (unaudited)
Comerica Incorporated and Subsidiaries

	2012		2011
(in millions)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr

SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Business loans:
Commercial	$175	$205	$237	$258	$261
Real estate construction:
Commercial Real Estate business line (a)	60	77	93	109	137
Other business lines (b)	9	8	8	3	2
Total real estate construction	69	85	101	112	139
Commercial mortgage:
Commercial Real Estate business line (a)	155	174	159	198	186
Other business lines (b)	220	275	268	275	269
Total commercial mortgage	375	449	427	473	455
Lease financing	4	4	5	5	6
International	—	4	8	7	7
Total nonaccrual business loans	623	747	778	855	868
Retail loans:
Residential mortgage	76	69	71	65	60
Consumer:
Home equity	16	9	5	4	4
Other consumer	4	5	6	5	9
Total consumer	20	14	11	9	13
Total nonaccrual retail loans	96	83	82	74	73
Total nonaccrual loans	719	830	860	929	941
Reduced-rate loans	28	26	27	29	33
Total nonperforming loans (c)	747	856	887	958	974
Foreclosed property	67	67	94	87	70
Total nonperforming assets (c)	$814	$923	$981	$1,045	$1,044

Nonperforming loans as a percentage of total loans	1.70%	1.99%	2.08%	2.32%	2.49%
Nonperforming assets as a percentage of total loans and foreclosed property	1.85	2.14	2.29	2.53	2.66
Allowance for loan losses as a percentage of total nonperforming loans	89	82	82	80	83
Loans past due 90 days or more and still accruing	$43	$50	$58	$81	$64

ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$830	$860	$929	$941	$996
Loans transferred to nonaccrual (d)	47	69	99	130	150
Nonaccrual business loan gross charge-offs (e)	(56)	(55)	(76)	(76)	(109)
Loans transferred to accrual status (d)	(41)	—	—	(15)	—
Nonaccrual business loans sold (f)	(16)	(7)	(19)	(15)	(16)
Payments/Other (g)	(45)	(37)	(73)	(36)	(80)
Nonaccrual loans at end of period	$719	$830	$860	$929	$941
(a) Primarily loans to real estate investors and developers.
(b) Primarily loans secured by owner-occupied real estate.
(c) Excludes loans acquired with credit impairment.
(d) Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(e) Analysis of gross loan charge-offs:
Nonaccrual business loans	$56	$55	$76	$76	$109
Performing watch list loans	—	—	—	1	—
Consumer and residential mortgage loans	8	7	9	13	16
Total gross loan charge-offs	$64	$62	$85	$90	$125
(f) Analysis of loans sold:
Nonaccrual business loans	$16	$7	$19	$15	$16
Performing watch list loans	7	11	—	16	6
Total loans sold	$23	$18	$19	$31	$22
(g) Includes net changes related to nonaccrual loans with balances less than $2 million, payments on nonaccrual loans with book balances greater than $2 million and transfers of nonaccrual loans to foreclosed property. Excludes business loan gross charge-offs and business nonaccrual loans sold.

ANALYSIS OF NET INTEREST INCOME (FTE) (unaudited)
Comerica Incorporated and Subsidiaries

	Six Months Ended
	June 30, 2012			June 30, 2011
	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans	$25,359	$446	3.54%	$21,586	$397	3.70%
Real estate construction loans	1,437	32	4.54	2,029	36	3.62
Commercial mortgage loans	10,093	231	4.59	9,713	191	3.96
Lease financing	883	15	3.35	972	17	3.56
International loans	1,235	23	3.71	1,237	24	3.83
Residential mortgage loans	1,503	35	4.65	1,562	42	5.37
Consumer loans	2,239	38	3.43	2,262	39	3.42
Total loans (a)	42,749	820	3.86	39,361	746	3.82

Auction-rate securities available-for-sale	324	1	0.71	527	2	0.80
Other investment securities available-for-sale	9,484	122	2.64	6,832	114	3.39
Total investment securities available-for-sale	9,808	123	2.57	7,359	116	3.19

Interest-bearing deposits with banks (b)	3,724	5	0.26	2,899	4	0.25
Other short-term investments	138	1	1.76	124	1	2.05
Total earning assets	56,419	949	3.39	49,743	867	3.51

Cash and due from banks	965			878
Allowance for loan losses	(723)			(883)
Accrued income and other assets	5,121			4,410
Total assets	$61,782			$54,148

Money market and interest-bearing checking deposits	$20,627	18	0.18	$18,003	23	0.26
Savings deposits	1,575	1	0.08	1,443	1	0.09
Customer certificates of deposit	6,042	17	0.55	5,559	20	0.73
Foreign office and other time deposits	369	1	0.61	413	1	0.50
Total interest-bearing deposits	28,613	37	0.26	25,418	45	0.36

Short-term borrowings	73	—	0.11	103	—	0.21
Medium- and long-term debt	4,897	33	1.37	5,974	34	1.15
Total interest-bearing sources	33,583	70	0.42	31,495	79	0.51

Noninterest-bearing deposits	19,882			15,623
Accrued expenses and other liabilities	1,346			1,126
Total shareholders' equity	6,971			5,904
Total liabilities and shareholders' equity	$61,782			$54,148

Net interest income/rate spread (FTE)		$879	2.97		$788	3.00

FTE adjustment		$1			$2

Impact of net noninterest-bearing sources of funds			0.17			0.19
Net interest margin (as a percentage of average earning assets) (FTE) (a) (b)			3.14%			3.19%
(a) Accretion of the purchase discount on the acquired loan portfolio of $43 million increased the net interest margin by 15 basis points in the six months ended June 30, 2012.
(b) Excess liquidity, represented by average balances deposited with the Federal Reserve Bank, reduced the net interest margin by 20 basis points and 18 basis points in the six months ended June 30, 2012 and 2011, respectively.

ANALYSIS OF NET INTEREST INCOME (FTE) (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended
	June 30, 2012			March 31, 2012			June 30, 2011
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans	$25,983	$227	3.52%	$24,736	$219	3.56%	$21,677	$196	3.65%
Real estate construction loans	1,420	15	4.50	1,453	17	4.58	1,881	17	3.75
Commercial mortgage loans	9,983	112	4.46	10,202	119	4.73	9,636	96	3.98
Lease financing	869	7	3.28	897	8	3.41	958	8	3.50
International loans	1,265	12	3.66	1,205	11	3.76	1,254	12	3.80
Residential mortgage loans	1,487	17	4.53	1,519	18	4.77	1,525	21	5.50
Consumer loans	2,221	18	3.37	2,257	20	3.49	2,243	20	3.42
Total loans (a)	43,228	408	3.79	42,269	412	3.92	39,174	370	3.79

Auction-rate securities available-for-sale	296	—	0.82	352	1	0.63	500	1	0.71
Other investment securities available-for-sale	9,432	59	2.55	9,537	63	2.73	6,907	58	3.40
Total investment securities available-for-sale	9,728	59	2.49	9,889	64	2.65	7,407	59	3.20

Interest-bearing deposits with banks (b)	3,556	3	0.26	3,893	2	0.26	3,435	3	0.25
Other short-term investments	141	—	1.55	135	1	1.97	120	—	1.39
Total earning assets	56,653	470	3.35	56,186	479	3.44	50,136	432	3.46

Cash and due from banks	931			999			872
Allowance for loan losses	(710)			(737)			(859)
Accrued income and other assets	5,076			5,165			4,368
Total assets	$61,950			$61,613			$54,517

Money market and interest-bearing checking deposits	$20,458	8	0.18	$20,795	10	0.19	$18,207	11	0.26
Savings deposits	1,607	1	0.07	1,543	—	0.08	1,465	1	0.09
Customer certificates of deposit	6,107	9	0.53	5,978	8	0.57	5,609	10	0.70
Foreign office and other time deposits	379	—	0.64	358	1	0.57	413	1	0.52
Total interest-bearing deposits	28,551	18	0.25	28,674	19	0.26	25,694	23	0.35

Short-term borrowings	68	—	0.12	78	—	0.11	112	—	0.14
Medium- and long-term debt	4,854	17	1.40	4,940	16	1.34	5,821	17	1.20
Total interest-bearing sources	33,473	35	0.42	33,692	35	0.42	31,627	40	0.51

Noninterest-bearing deposits	20,128			19,637			15,786
Accrued expenses and other liabilities	1,347			1,345			1,132
Total shareholders' equity	7,002			6,939			5,972
Total liabilities and shareholders' equity	$61,950			$61,613			$54,517

Net interest income/rate spread (FTE)		$435	2.93		$444	3.02		$392	2.95

FTE adjustment		$—			$1			$1

Impact of net noninterest-bearing sources of funds			0.17			0.17			0.19
Net interest margin (as a percentage of average earning assets) (FTE) (a) (b)			3.10%			3.19%			3.14%
(a) Accretion of the purchase discount on the acquired loan portfolio of $18 million and $25 million in the second and first quarters of 2012, respectively, increased the net interest margin by 13 basis points and 18 basis points in the second and first quarters of 2012, respectively.
(b) Excess liquidity, represented by average balances deposited with the Federal Reserve Bank, reduced the net interest margin by 18 basis points and by 21 basis points in the second and first quarter of 2012, respectively, and by 21 basis points in the second quarter of 2011.

CONSOLIDATED STATISTICAL DATA (unaudited)
Comerica Incorporated and Subsidiaries

	June 30,	March 31,	December 31,	September 30,		June 30,
(in millions, except per share data)	2012	2012	2011	2011		2011

Commercial loans:
Floor plan	$2,406	$2,152	$1,822	$1,209		$1,478
Other	24,610	23,488	23,174	21,904		20,574
Total commercial loans	27,016	25,640	24,996	23,113		22,052
Real estate construction loans:
Commercial Real Estate business line (a)	991	1,055	1,103	1,226		1,343
Other business lines (b)	386	387	430	422		385
Total real estate construction loans	1,377	1,442	1,533	1,648		1,728
Commercial mortgage loans:
Commercial Real Estate business line (a)	2,315	2,501	2,507	2,602		1,930
Other business lines (b)	7,515	7,578	7,757	7,937		7,649
Total commercial mortgage loans	9,830	10,079	10,264	10,539		9,579
Lease financing	858	872	905	927		949
International loans	1,224	1,256	1,170	1,046		1,162
Residential mortgage loans	1,469	1,485	1,526	1,643		1,491
Consumer loans:
Home equity	1,584	1,612	1,655	1,683		1,622
Other consumer	634	626	630	626		610
Total consumer loans	2,218	2,238	2,285	2,309		2,232
Total loans	$43,992	$43,012	$42,679	$41,225		$39,193

Goodwill	$635	$635	$635	$635		$150
Core deposit intangible	25	27	29	32		—
Loan servicing rights	3	3	3	3		4

Tier 1 common capital ratio (c) (d)	10.32%	10.27%	10.37%	10.57%	%	10.53%
Tier 1 risk-based capital ratio (d)	10.32	10.27	10.41	10.65		10.53
Total risk-based capital ratio (d)	13.82	13.99	14.25	14.84		14.80
Leverage ratio (d)	10.92	10.94	10.92	11.41		11.40
Tangible common equity ratio (c)	10.27	10.21	10.27	10.43		10.90

Common shareholders' equity per share of common stock	$36.18	$35.44	$34.80	$34.94		$34.15
Tangible common equity per share of common stock (c)	32.76	32.06	31.42	31.57		33.28
Market value per share for the quarter:
High	32.88	34.00	27.37	35.79		39.00
Low	27.88	26.25	21.53	21.48		33.08
Close	30.71	32.36	25.80	22.97		34.57

Quarterly ratios:
Return on average common shareholders' equity	8.22%	7.50%	5.51%	5.91%		6.41%
Return on average assets	0.93	0.84	0.63	0.67		0.70
Efficiency ratio	67.53	69.70	75.97	75.59		69.65

Number of banking centers	493	495	494	502		446

Number of employees - full time equivalent	9,014	9,195	9,397	9,701		8,915

(a)	Primarily loans to real estate investors and developers.

(b)	Primarily loans secured by owner-occupied real estate.

(c)	See Reconciliation of Non-GAAP Financial Measures.

(d)	June 30, 2012 ratios are estimated.

PARENT COMPANY ONLY BALANCE SHEETS (unaudited)
Comerica Incorporated

					June 30,	December 31,	June 30,
(in millions, except share data)					2012	2011	2011

ASSETS
Cash and due from subsidiary bank					$2	$7	14
Short-term investments with subsidiary bank					442	411	413
Other short-term investments					86	90	90
Investment in subsidiaries, principally banks					7,130	7,011	6,122
Premises and equipment					4	4	3
Other assets					146	177	162
Total assets					$7,810	$7,700	$6,804

LIABILITIES AND SHAREHOLDERS' EQUITY
Medium- and long-term debt					$633	$666	$635
Other liabilities					149	166	131
Total liabilities					782	832	766

Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares at 6/30/12 and 12/31/11 and 203,878,110 shares at 6/30/11					1,141	1,141	1,019
Capital surplus					2,144	2,170	1,472
Accumulated other comprehensive loss					(301)	(356)	(308)
Retained earnings					5,744	5,546	5,395
Less cost of common stock in treasury - 33,889,392 shares at 6/30/12, 30,831,076 shares at 12/31/11, and 27,092,427 shares at 6/30/11					(1,700)	(1,633)	(1,540)
Total shareholders' equity					7,028	6,868	6,038
Total liabilities and shareholders' equity					$7,810	$7,700	$6,804

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (unaudited)
Comerica Incorporated and Subsidiaries

				Accumulated
	Common Stock			Other			Total
	Shares		Capital	Comprehensive	Retained	Treasury	Shareholders'
(in millions, except per share data)	Outstanding	Amount	Surplus	Loss	Earnings	Stock	Equity

BALANCE AT DECEMBER 31, 2010	176.5	$1,019	$1,481	$(389)	$5,247	$(1,565)	$5,793
Net income	—	—	—	—	199	—	199
Other comprehensive income, net of tax	—	—	—	81	—	—	81
Cash dividends declared on common stock ($0.20 per share)	—	—	—	—	(35)	—	(35)
Purchase of common stock	(0.5)	—	—	—	—	(21)	(21)
Net issuance of common stock under employee stock plans	0.8	—	(30)	—	(16)	46	—
Share-based compensation	—	—	21	—	—	—	21
BALANCE AT JUNE 30, 2011	176.8	$1,019	$1,472	$(308)	$5,395	$(1,540)	$6,038

BALANCE AT DECEMBER 31, 2011	197.3	$1,141	$2,170	$(356)	$5,546	$(1,633)	$6,868
Net income	—	—	—	—	274	—	274
Other comprehensive income, net of tax	—	—	—	55	—	—	55
Cash dividends declared on common stock ($0.25 per share)	—	—	—	—	(49)	—	(49)
Purchase of common stock	(4.1)	—	—	—	—	(125)	(125)
Net issuance of common stock under employee stock plans	1.1	—	(49)	—	(27)	60	(16)
Share-based compensation	—	—	21	—	—	—	21
Other	—	—	2	—	—	(2)	—
BALANCE AT JUNE 30, 2012	194.3	$1,141	$2,144	$(301)	$5,744	$(1,700)	$7,028

BUSINESS SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Business	Retail	Wealth
Three Months Ended June 30, 2012	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$385	$161	$46	$(166)	$9	$435
Provision for credit losses	12	3	2	—	2	19
Noninterest income	83	47	66	17	(2)	211
Noninterest expenses	151	177	79	2	24	433
Provision (benefit) for income taxes (FTE)	95	9	11	(56)	(9)	50
Net income (loss)	$210	$19	$20	$(95)	$(10)	$144
Net credit-related charge-offs	$26	$9	$10	—	—	$45

Selected average balances:
Assets	$34,376	$5,946	$4,604	$11,953	$5,071	$61,950
Loans	33,449	5,250	4,529	—	—	43,228
Deposits	24,145	20,525	3,640	177	192	48,679

Statistical data:
Return on average assets (a)	2.44%	0.35%	1.76%	N/M	N/M	0.93%
Efficiency ratio	32.30	85.17	73.98	N/M	N/M	67.53

	Business	Retail	Wealth
Three Months Ended March 31, 2012	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$379	$167	$47	$(156)	$7	$444
Provision for credit losses	2	4	15	—	1	22
Noninterest income	81	42	65	13	5	206
Noninterest expenses	158	184	80	3	24	449
Provision (benefit) for income taxes (FTE)	94	7	6	(54)	(4)	49
Net income (loss)	$206	$14	$11	$(92)	$(9)	$130
Net credit-related charge-offs	$28	$12	$5	—	—	$45

Selected average balances:
Assets	$33,184	$6,173	$4,636	$12,095	$5,525	$61,613
Loans	32,238	5,462	4,569	—	—	42,269
Deposits	23,997	20,373	3,611	161	169	48,311

Statistical data:
Return on average assets (a)	2.49%	0.27%	0.97%	N/M	N/M	0.84%
Efficiency ratio	34.41	87.86	75.11	N/M	N/M	69.70

	Business	Retail	Wealth
Three Months Ended June 30, 2011	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$342	$141	$48	$(147)	8	$392
Provision for credit losses	2	24	14	—	5	45
Noninterest income	79	46	63	13	1	202
Noninterest expenses	162	162	76	3	8	411
Provision (benefit) for income taxes (FTE)	81	4	9	(51)	(1)	42
Net income (loss)	$176	$(3)	$12	$(86)	$(3)	$96
Net credit-related charge-offs	$54	$22	$14	—	—	$90

Selected average balances:
Assets	$29,893	$5,454	$4,728	$9,440	$5,002	$54,517
Loans	29,427	4,999	4,748	—	—	39,174
Deposits	20,396	17,737	2,978	239	130	41,480

Statistical data:
Return on average assets (a)	2.35%	(0.06)%	1.03%	N/M	N/M	0.70%
Efficiency ratio	38.27	86.63	71.58	N/M	N/M	69.65

(a)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.
FTE - Fully Taxable Equivalent
N/M - Not Meaningful

MARKET SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)					Other		Finance
Three Months Ended June 30, 2012	Midwest	Western	Texas	Florida	Markets	International	& Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$196	$177	$143	$11	$46	$19	$(157)	$435
Provision for credit losses	1	1	7	11	(4)	1	2	19
Noninterest income	96	37	31	4	19	9	15	211
Noninterest expenses	177	104	88	11	18	9	26	433
Provision (benefit) for income taxes (FTE)	39	40	28	(2)	4	6	(65)	50
Net income (loss)	$75	$69	$51	$(5)	$47	$12	$(105)	$144
Net credit-related charge-offs	$10	$12	$4	$10	$9	—	—	$45

Selected average balances:
Assets	$14,028	$13,170	$10,270	$1,407	$4,183	$1,868	$17,024	$61,950
Loans	13,766	12,920	9,506	1,429	3,837	1,770	—	43,228
Deposits	19,227	14,371	10,185	446	2,728	1,353	369	48,679

Statistical data:
Return on average assets (a)	1.48%	1.78%	1.78%	(1.35)%	4.53%	2.54%	N/M	0.93%
Efficiency ratio	60.51	48.44	50.96	77.45	30.43	29.78	N/M	67.53

					Other		Finance
Three Months Ended March 31, 2012	Midwest	Western	Texas	Florida	Markets	International	& Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$198	$171	$151	$10	$45	$18	$(149)	$444
Provision for credit losses	11	(7)	14	6	(2)	(1)	1	22
Noninterest income	98	33	31	4	14	8	18	206
Noninterest expenses	182	107	92	9	23	9	27	449
Provision (benefit) for income taxes (FTE)	35	39	27	—	—	6	(58)	49
Net income (loss)	$68	$65	$49	$(1)	$38	$12	$(101)	$130
Net credit-related charge-offs	$18	$11	$7	$2	$6	$1	—	$45

Selected average balances:
Assets	$14,095	$12,623	$10,082	$1,416	$4,021	$1,756	$17,620	$61,613
Loans	13,825	12,383	9,295	1,418	3,697	1,651	—	42,269
Deposits	19,415	13,897	10,229	424	2,628	1,388	330	48,311

Statistical data:
Return on average assets (a)	1.33%	1.75%	1.72%	(0.21)%	3.77%	2.73%	N/M	0.84%
Efficiency ratio	61.40	52.52	50.75	68.89	44.68	32.95	N/M	69.70

					Other		Finance
Three Months Ended June 30, 2011	Midwest	Western	Texas	Florida	Markets	International	& Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$204	$166	$89	$12	$41	$19	$(139)	$392
Provision for credit losses	15	16	(2)	12	4	(5)	5	45
Noninterest income	100	37	25	4	13	9	14	202
Noninterest expenses	183	112	63	11	22	9	11	411
Provision (benefit) for income taxes (FTE)	44	25	20	(2)	(2)	9	(52)	42
Net income (loss)	$62	$50	$33	$(5)	$30	$15	$(89)	$96
Net credit-related charge-offs	$37	$26	$3	$15	$11	$(2)	—	$90

Selected average balances:
Assets	$14,262	$12,329	$7,082	$1,534	$3,106	$1,762	$14,442	$54,517
Loans	14,050	12,121	6,872	1,565	2,829	1,737	—	39,174
Deposits	18,318	12,458	6,176	396	2,451	1,312	369	41,480

Statistical data:
Return on average assets (a)	1.28%	1.48%	1.84%	(1.29)%	3.87%	3.33%	N/M	0.70%
Efficiency ratio	60.17	54.85	55.69	72.67	42.74	33.69	N/M	69.65

(a)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.
FTE - Fully Taxable Equivalent
N/M - Not Meaningful

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)
Comerica Incorporated and Subsidiaries

	June 30,	March 31,	December 31,	September 30,	June 30,
(dollar amounts in millions)	2012	2012	2011	2011	2011

Tier 1 Common Capital Ratio:
Tier 1 capital (a) (b)	$6,676	$6,647	$6,582	$6,560	$6,193
Less:
Trust preferred securities	—	—	25	49	—
Tier 1 common capital (b)	$6,676	$6,647	$6,557	$6,511	$6,193

Risk-weighted assets (a) (b)	$64,691	$64,742	$63,244	$61,593	$58,795

Tier 1 risk-based capital ratio (b)	10.32%	10.27%	10.41%	10.65%	10.53%
Tier 1 common capital ratio (b)	10.32	10.27	10.37	10.57	10.53

Tangible Common Equity Ratio:
Common shareholders' equity	$7,028	$6,985	$6,868	$6,951	$6,038
Less:
Goodwill	635	635	635	635	150
Other intangible assets	28	30	32	35	4
Tangible common equity	$6,365	$6,320	$6,201	$6,281	$5,884

Total assets	$62,650	$62,593	$61,008	$60,888	$54,141
Less:
Goodwill	635	635	635	635	150
Other intangible assets	28	30	32	35	4
Tangible assets	$61,987	$61,928	$60,341	$60,218	$53,987

Common equity ratio	11.22%	11.16%	11.26%	11.42%	11.15%
Tangible common equity ratio	10.27	10.21	10.27	10.43	10.90

Tangible Common Equity per Share of Common Stock:
Common shareholders' equity	$7,028	$6,985	$6,868	$6,951	$6,038
Tangible common equity	6,365	6,320	6,201	6,281	5,884

Shares of common stock outstanding (in millions)	194	197	197	199	177

Common shareholders' equity per share of common stock	$36.18	$35.44	$34.80	$34.94	$34.15
Tangible common equity per share of common stock	32.76	32.06	31.42	31.57	33.28
(a) Tier 1 capital and risk-weighted assets as defined by regulation.
(b) June 30, 2012 Tier 1 capital and risk-weighted assets are estimated.

The Tier 1 common capital ratio removes preferred stock and qualifying trust preferred securities from Tier 1 capital as defined by and calculated in conformity with bank regulations. The tangible common equity removes preferred stock and the effect of intangible assets from capital and the effect of intangible assets from total assets and tangible common equity per share of common stock removes the effect of intangible assets from common shareholders equity per share of common stock. Comerica believes these measurements are meaningful measures of capital adequacy used by investors, regulators, management and others to evaluate the adequacy of common equity and to compare against other companies in the industry.